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                                                                     EXHIBIT 4.7

                              CERTIFICATE OF TRUST

                  The undersigned, the trustees of KBHC Financing I, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C.
Section 3810, hereby certify as follows:

                  (1) The name of the business trust being formed hereby (the "Trust") is "KBHC Financing I."

                  (2) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                                    First Chicago Delaware Inc.
                                    300 King Street
                                    Wilmington, Delaware 19801


 /s/ Barton P. Pachino                      FIRST CHICAGO DELAWARE INC., as
------------------------                         Trustee
Name: Barton P. Pachino
Title: Trustee


 /s/ Dennis Welsch                          By: /s/ Steven M. Wagner
------------------------                        ------------------------
Name: Dennis Welsch
Title: Trustee                               Name:  Steven M. Wagner
                                             Title: Vice President